United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 11, 2024

Date of Report (Date of earliest event reported)

99 Acquisition Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41784	88-2992752
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14 Noblewood Ct, Gaithersburg, MD	20878
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 371-4260

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NNAG	The Nasdaq Stock Market LLC
Warrants	NNAGW	The Nasdaq Stock Market LLC
Rights	NNAGR	The Nasdaq Stock Market LLC
Units	NNAGU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On September 11, 2024, 99 Acquisition Group, Inc. (the “Company”) issued a press release announcing it will redeem all of its outstanding shares of Class A common stock, par value $0.0001, effective as of the close of business on September 13, 2024, because the Company will not be able to complete its previously announced business combination with Nava Health MD, Inc., and pursuant to its Amended and Restated Certificate of Incorporation, the Company intends to dissolve and liquidate promptly on or about September 13, 2024. A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The Exhibit Index is incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release, dated September 11, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2024

99 ACQUISITION GROUP INC.

By:	/s/ Hiren Patel
Name:	Hiren Patel
Title:	Chief Executive Officer

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